UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 30, 2007 (March 26, 2007)

Rockwell Automation, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12383 (Commission File Number)	25-1797617 (IRS Employer Identification No.)

1201 South Second Street
Milwaukee, Wisconsin 53204
(Address of Principal Executive Offices) (Zip Code)

(414) 382-2000
(Registrant’s telephone number, including area code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.02.	Termination of a Material Definitive Agreement.

             On March 26, 2007, Rockwell Automation, Inc. (“Rockwell”) terminated, effective at the close of business on March 30, 2007, its $250 million 364-day revolving credit agreement among Rockwell, the Banks listed therein and JPMorgan Chase Bank, as Administrative Agent (the “Agreement”). Due to the receipt on January 31, 2007 of $1.75 billion of cash proceeds from Rockwell’s divestiture of its former Dodge mechanical and Reliance Electric motors and motor repair services businesses and the liquidity provided by Rockwell’s existing five-year $600 million revolving credit facility, Rockwell no longer considers the additional liquidity provided by the Agreement to be necessary. Rockwell did not incur any early termination penalties in connection with the termination of the Agreement.

             Rockwell entered into the Agreement on September 29, 2006. The Agreement served as a commercial paper backstop and was available for general corporate purposes, including acquisitions and stock repurchases. However, Rockwell did not draw down under the Agreement at any time. Had there been borrowings under the Agreement, such borrowings would have accrued interest at variable rates equal to, at Rockwell’s election, (1) the higher of (a) the prime rate or (b) the federal funds rate plus 1/2% or (2) a euro-dollar rate plus an applicable margin based on Rockwell’s credit rating or (3) a competitive bid rate.

             The Agreement contained, among other things, conditions precedent, covenants, representations and warranties and events of default customary for facilities of this type. Such covenants included certain restrictions on incurrence of secured indebtedness, consolidations and mergers, sales of assets and sale and lease-back transactions, subject to certain exceptions. The Agreement also included a covenant under which Rockwell would be in default if its debt to capital ratio were to exceed 60 percent. A complete copy of the Agreement was filed as an exhibit to Rockwell’s Current Report on Form 8-K dated October 4, 2006.

             From time to time, Rockwell and the lenders under the Agreement (or affiliates of the lenders) may engage in other transactions, including arrangements under which a lender or an affiliate of the lender participates in interest rate swap or hedging arrangements with Rockwell, serves as agent or placement agent for or purchaser of commercial paper issued by Rockwell, provides cash management or commercial banking services to Rockwell, provides lines of credit to Rockwell or its affiliates or manages Rockwell’s pension fund assets.

(Page 2 of 3 Pages)

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC. (Registrant)
By	/s/ Douglas M. Hagerman

Douglas M. Hagerman Senior Vice President, General Counsel and Secretary

Date: March 30, 2007 (Page 3 of 3 Pages)